                                                                EXHIBIT 10.10(i)

                           FORSTMANN & COMPANY, INC.
                          1185 Avenue of the Americas
                            New York, New York 10036


Woolverton Limited
8 Inns Court
Wine Tavern Street
Dublin 8, Republic of Ireland

Gentlemen:

         Simultaneously herewith we are entering into a license agreement (the "License") with Compagnia Tessile S.p.A. ("CT") pursuant to which we are being a granted a license to use the mark "CARPINI" in connection with manufacture, distribution and sale of fabrics for women's and men's apparel. In addition, simultaneously herewith, we are entering into an agreement with you (the "Design Agreement") pursuant to which you will be providing to us design and other services in connection with our performance under the License. In the event that the License expires or, for any reason, the License terminates including, without limitation, for reasons beyond our control, the Design Agreement shall terminate automatically and forthwith, simultaneously with the expiration or termination of the License, without any action being required by either of us. Also, in no event may the Design Agreement be renewed if the License is not also renewed. In addition, if the Design Agreement or the License terminates by reason of our default thereunder, we shall pay to you, as liquidated damages, within thirty (30) days after any such termination an amount equal to the following amount, depending upon the year of termination:

                                             Amount of
         Year of Termination             Liquidated Damages
         -------------------             ------------------
                1992                         US$520,000
                1993                         US$520,000
                1994                         US$1,040,000
       and each year thereafter              US$1,200,000

         Any and all disputes, controversies and claims arising out of or relating to this agreement or concerning the respective rights or obligations hereunder of the parties hereto shall be
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settled and determined by arbitration in New York, New York before the
Commercial Panel of the American Arbitration Association in accordance with and pursuant to the then existing Commercial Arbitration Rules. The arbitrators shall have the power to award reasonable attorneys' fees and expenses to any party in any such arbitration and the courts shall have similar power with regard to court actions brought to enforce arbitration awards ("Court Actions"), and the arbitrators and the courts shall award you attorneys' fees and expenses in any arbitration or Court Action in which you prevail in an effort to be awarded or to collect the aforesaid liquidated damages. In any arbitration proceeding arising under this agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court in the United States or Ireland having jurisdiction thereof, the jurisdiction of which for the purpose of enforcing the arbitration award hereby is consented to by the parties hereto. The service of any notice, process, motion or other document in connection with an arbitration under this agreement or for the enforcement of any arbitration award hereunder may be effectuated in the manner in which notices are to be given to a party pursuant to Section 13 of the Design Agreement.

         This agreement shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A., applicable to agreements made and to be performed in said state, and supersedes all prior arrangements or agreements between us with respect to the subject matter hereof.

         This agreement may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

Dated: July 1, 1992                     Very truly yours,

                                        FORSTMANN & COMPANY, INC.


                                        By: /s/ Christopher L. Schaller
                                            ---------------------------

AGREED TO:

WOOLVERTON LIMITED


By: (SEAL)
   --------------------------